UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2007
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Fiscal Year 2008 Annual Management Incentive Plan
Press Release

Item 1.01 Entry into a Material Definitive Agreement
On July 11, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Navarre Corporation (the “Company”) approved the Fiscal Year 2008 Annual Management Incentive Plan (the “Plan”), which is filed as Exhibit 10.1 to this report and incorporated into this Item 1.01 by reference. The Plan establishes criteria to be met in order for cash bonuses to be paid to the Company’s executive officers and other management employees. Bonuses may be earned based on the achievement of certain Company financial objectives and individual goals during the fiscal year ending March 31, 2008. The Committee selected the following financial objectives for fiscal year 2008: target consolidated operating income (including business unit budgeted operating income for subsidiary participants) and budgeted consolidated net sales (including business unit budgeted net sales for subsidiary participants). Other than discretionary awards as discussed below, no bonuses are earned if consolidated operating income, as determined by the Committee, is below 80% of target. If consolidated operating income exceeds the target, a participant’s earned bonus is increased by the same percentage; however, bonus payments under the Plan are capped at 150% of base salary. The Committee believes the financial objectives are challenging but obtainable.
The Committee approved the following target bonus opportunities for our executive officers: Cary L. Deacon – 80% of base salary; J. Reid Porter – 55% of base salary; Brian M.T. Burke – 55% of base salary; John Turner – 55% of base salary; and Gen Fukunaga – 50% of base salary.
The Committee also approved a maximum discretionary pool of $500,000. The Committee may determine, in its discretion, to reward participants with exemplary performance during the fiscal year out of the discretionary pool whether or not financial objectives are achieved.
Item 7.01. Regulation FD Disclosure
On July 9, 2007, the Company issued a press release announcing that it had reached an agreement to settle the purported securities class action litigation pending against the Company and certain of its current and former officers and directors. This settlement remains subject to the satisfaction of various conditions, including the negotiation and execution of a final stipulation of settlement and approval by the U.S. District Court for the District of Minnesota. This press release is attached as exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits. The following exhibit is filed with this document:

Exhibit
10.1	Fiscal Year 2008 Annual Management Incentive Plan
99.1	Press Release, dated July 9, 2007, issued by Navarre Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: July 12, 2007	By:	/s/ Ryan F. Urness
		Name:	Ryan F. Urness
		Title:	General Counsel

Exhibit Index

Exhibit No.	Description
10.1	Fiscal Year 2008 Annual Management Incentive Plan
99.1	Press Release, dated July 9, 2007, issued by Navarre Corporation